Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 4, 2022

Among

CAESARS ENTERTAINMENT, INC.

as Issuer,

THE GUARANTORS PARTY HERETO,

And

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), entered into as of October 4, 2022, among Caesars Entertainment, Inc., a Delaware corporation (the “Issuer”), those guarantors party to the Indenture (as defined below) (the “Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors and the Trustee are parties to an Indenture, dated as of September 24, 2021 (the “Indenture”), relating to the Issuer’s 4.625% Senior Notes due 2029 (the “Notes”);

WHEREAS, the board of directors of the Issuer designated that certain indenture, dated as of July 6, 2020, as it may be amended, restated, supplemented or otherwise modified from time to time (the “2027 Notes Indenture”), governing the Issuer’s 8.125% Senior Unsecured Notes due 2027 (the “2027 Notes”), and the 2027 Notes to be included in the definition of “Credit Agreement” of the Indenture (the “Designation”);

WHEREAS, the Issuer desires to designate the 2027 Notes Indenture and the 2027 Notes to be included in the definition of “Credit Agreement” pursuant to the terms of the Indenture;

WHEREAS, the Issuer desires to amend Section 4.03(b)(i) pursuant to Section 9.01(a)(viii) of the Indenture;

WHEREAS, the Issuer desires to amend Section 4.04(b)(vii) of the Indenture pursuant to Section 9.01(a)(vii) of the Indenture;

WHEREAS, pursuant to Section 9.01(a) of the Indenture, the Issuer, the Guarantors and the Trustee can execute this First Supplemental Indenture without the consent of holders of the Notes; and

WHEREAS, all things necessary have been done to make this First Supplemental Indenture, when executed and delivered by the Issuer and the Guarantors, the legal, valid and binding agreement of the Issuer and the Guarantors, in accordance with its terms.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this First Supplemental Indenture hereby agree as follows:

ARTICLE I

Section 1.1 Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 1.2 Limitation on Incurrence of Indebtedness and Issuance of disqualified Stock and Preferred Stock. Section 4.03(b)(i) of the Indenture shall be replaced with the following language:

(i) the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (including any Indebtedness of the Issuer or any Restricted Subsidiaries, the proceeds of which Indebtedness are used to repay Indebtedness under such Credit Agreement) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed (x) $13.0

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billion plus (y) the greater of (1) $2,175.0 million and (2) 100.0% of EBITDA for the Applicable Measurement Period at time of Incurrence plus (z) an additional aggregate principal amount of Indebtedness outstanding at any one time that does not cause the Secured Indebtedness Leverage Ratio of the Issuer for the Applicable Measurement Period, determined on a pro forma basis, to exceed 4.75 to 1.00 (assuming for purposes of this clause (z) that all Indebtedness Incurred under this clause (b)(i)(z) constitutes Secured Indebtedness);

Section 1.3 Limitation on Restricted Payments. Section 4.04(b)(vii) of the Indenture shall be replaced with the following language:

(vii) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of $210.0 million and 10.0% of EBITDA for the Applicable Measurement Period at the time of such Investment (plus any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the respective investor in respect of investments theretofore made by it pursuant to this clause (vii) (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if any Investment pursuant to this clause (vii) is made in any Unrestricted Subsidiary and such Unrestricted Subsidiary is redesignated a Restricted Subsidiary of the Issuer after such date, such redesignation shall increase the amount available pursuant to this clause (vii) by an amount equal to the fair market value (as determined in good faith by the Issuer) of the Issuer’s Investments in such Subsidiary previously made in reliance on this clause (vii) at the time of such redesignation;

Section 1.4 Designation of 2027 Notes Indenture and 2027 Notes. The 2027 Notes Indenture and the 2027 Notes are hereby designated in accordance with Article I of the Indenture to be included in the definition of “Credit Agreement.”

ARTICLE II

Section 2.1 Effectiveness of Amendments and Designation. This First Supplemental Indenture shall be effective upon execution hereof by the Issuer, Guarantors, and the Trustee.

Section 2.2 Interpretation; Severability. The Indenture shall be modified and amended in accordance with this First Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this First Supplemental Indenture will control. The Indenture, as modified and amended by this First Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every holder of Notes. In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this First Supplemental Indenture, the provisions of the Indenture, as modified by this First Supplemental Indenture, shall control. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.3 Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.4 Counterparts. This First Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

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Section 2.5 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.6 Acceptance by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer, Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this First Supplemental Indenture and make no representation with respect thereto. U.S. Bank Trust Company, National Association is executing and delivering this First Supplemental Indenture solely in its capacity as Trustee and in reliance on the Officers’ Certificate and Opinion of Counsel delivered to it in connection herewith.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

Caesars Entertainment, Inc. as Issuer

By:	/s/ Bret Yunker
Name:	Bret Yunker
Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture]

U.S. Bank Trust Company, National Association as Trustee

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

[Signature Page to Supplemental Indenture]

SUBSIDIARY LOAN PARTIES:

AZTAR RIVERBOAT HOLDING COMPANY, LLC
BLACK HAWK HOLDINGS, L.L.C.
CAESARS DUBAI, LLC
CAESARS GROWTH PARTNERS, LLC
CAESARS HOLDINGS INC.
CAESARS HOSPITALITY, LLC
CAESARS INTERNATIONAL HOSPITALITY, LLC
CAESARS PARLAY HOLDING, LLC
CCR NEWCO, LLC
CCSC/BLACKHAWK, INC.
CIE GROWTH, LLC
CIRCUS AND ELDORADO JOINT VENTURE, LLC
CRS ANNEX, LLC
EASTSIDE CONVENTION CENTER LLC
ELDO FIT, LLC
ELDORADO HOLDCO LLC
ELDORADO LIMITED LIABILITY COMPANY
ELDORADO SHREVEPORT #1, LLC
ELDORADO SHREVEPORT #2, LLC
ELGIN HOLDINGS I LLC
ELGIN HOLDINGS II LLC
ELGIN RIVERBOAT RESORT-RIVERBOAT CASINO
GB INVESTOR, L.L.C.

By:	/s/ Bret Yunker
Name: Bret Yunker
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]

SUBSIDIARY LOAN PARTIES:

IC HOLDINGS COLORADO, INC.
IOC - BLACK HAWK DISTRIBUTION COMPANY, LLC
IOC - BOONVILLE, INC.
IOC - LULA, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI BLACK HAWK, L.L.C.
ISLE OF CAPRI CASINOS LLC
LIGHTHOUSE POINT, LLC
MTR GAMING GROUP, INC.
NEW JAZZ ENTERPRISES, L.L.C.
NEW TROPICANA HOLDINGS, INC.
NEW TROPICANA OPCO, INC.
OLD PID, INC.
POMPANO PARK HOLDINGS, L.L.C.
PPI DEVELOPMENT HOLDINGS LLC
PPI DEVELOPMENT LLC
PPI, INC.
ROMULUS RISK AND INSURANCE COMPANY, INC.
SCIOTO DOWNS, INC.
ST. CHARLES GAMING COMPANY, L.L.C.
TEI (ES), LLC
TEI (ST. LOUIS RE), LLC
TEI (STLH), LLC
TEI R7 INVESTMENT LLC
TROPICANA ENTERTAINMENT INC.
TROPICANA LAUGHLIN, LLC
TROPICANA ST. LOUIS LLC
TROPWORLD GAMES LLC
VEGAS DEVELOPMENT LAND OWNER LLC

By:	/s/ Bret Yunker
Name: Bret Yunker
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]

SUBSIDIARY LOAN PARTIES:

TROPICANA ATLANTIC CITY CORP.

By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Secretary

[Signature Page to Supplemental Indenture]